Exhibit 99.1

Pier 1 Imports, Inc. Comments on Proposed Tariff

FORT WORTH, Texas--(BUSINESS WIRE)--July 24, 2018--Pier 1 Imports, Inc. (NYSE:PIR) today provided commentary regarding the proposed 10% tariff on additional classes of products imported to the U.S. from China announced by the Office of the U.S. Trade Representative on July 10, 2018. Pier 1 sources its products from multiple countries around the world, including China.

Consistent with recent years, approximately 59% of the Company’s fiscal 2019 net sales are expected to be derived from merchandise produced in China. Of that amount, approximately half is expected to consist of product classes subject to the proposed tariff.

The Company is evaluating strategies to mitigate the impact of the proposed tariff, including collaborative efforts with its vendor partners, and does not expect financial results in fiscal 2019 to be materially affected. There can be no assurance as to the final scope of the proposed tariff or the course or timing of trade negotiations between the United States and China to resolve the issues which led the Office of the U.S. Trade Representative to announce the proposed tariff.

Financial Disclosure Advisory

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to: the impact of initiatives implemented in connection with the Company’s Pier 1 2021: A New Day three-year strategic plan; the effectiveness of the Company’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the Company’s ability to implement planned cost control measures; risks related to U.S. import policy; and changes in foreign currency values relative to the U.S. dollar. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

Pier 1 Imports is proud to offer one-of-a-kind-gotta-have-it-seriously-love-it products that help our customers tell their stories through home décor. Over the past 50 years we’ve grown from a single store to an omni-channel retailer reaching the whole of North America. Our customers shop us online and in store, and interact with us on social media. From the launch of our Pier 1 PICKS to our world renowned Papasan, we bring uniqueness and fun to the world of home décor. We are the perfect place for all your versions of “This is me.” To get inspired or simply get to know us a little better, visit pier1.com.

CONTACT:
The Blueshirt Group
Christine Greany, 858-523-1732
christine@blueshirtgroup.com